THIRD-PARTY INVESTMENT UNITS PURCHASE AGREEMENT

This THIRD-PARTY INVESTMENT UNITS PURCHASE AGREEMENT (this “Agreement”) is made as of ________, 2015, by and between Capstone Financial Group, Inc., a Nevada corporation (“Capstone”), and ___________ (the “Purchaser”).

RECITALS

WHEREAS, as of June 1, 2015, Capstone owns or has the right to acquire more than 42,000,000 shares of common stock of Twinlab Consolidated Holdings, Inc., a Nevada corporation (“Twinlab”), including warrants to purchase 18,000,000 shares of restricted Twinlab common stock at an exercise price of $0.76 per share;

WHEREAS, the Purchaser desires to purchase from Capstone, on the terms set forth in this Agreement, investment units (“Units”) consisting of unrestricted shares of Twinlab common stock (“Unrestricted Shares”) and (detachable) three-year options (“Options”) to purchase from Capstone restricted shares of Twinlab common stock (“Restricted Shares”) at an exercise price of $1.00 cash per Restricted Share; and

WHEREAS, Capstone desires to sell and deliver Units to the Purchaser in accordance with the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Purchase and Sale; Closing.

(a)               Subject to the terms and conditions hereof, the Purchaser hereby agrees to purchase from Capstone and Capstone hereby agrees to sell to the Purchaser _____ Units, each consisting of 1 Unrestricted Share and 1 (detachable) Option, in exchange for $0.76 per Unit in cash (i.e., cashier’s check or a wire transfer to an account designated in writing by Capstone), for total consideration of $______ cash for the Units.

(b)               The Purchaser’s payment in full for the Units shall take place at Capstone’s principal executive office at 1:00 p.m. Eastern Time on the second business day after the date of this Agreement (the “Payment Date”). Upon such payment, the payment shall be nonrefundable, the Purchaser’s purchase shall be irrevocable and nonrescindable, and Capstone’s obligation to deliver the Units as set forth herein shall be unconditional.

(c)                The delivery of the Units to the Purchaser shall take place at Capstone’s principal executive office at 1:00 p.m. Eastern Time on the third business day after the Payment Date or as soon thereafter as practicable (the “Delivery Date”). In the alternative, at Capstone’s option, delivery of the Units to the Purchaser shall take place by hand delivery (or delivery by nationally recognized overnight express delivery service) to an office directed by the Purchaser for receipt on the Delivery Date.

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(d)               On the Delivery Date, Capstone shall (against the Purchaser’s prior payment in full on the Payment Date of the purchase price for the Units) deliver to the Purchaser (i) either (A) a duly-executed Twinlab share certificate, free of restrictive legend, representing all of the Unrestricted Shares and made out in the name of Capstone (the “Transfer Certificate”) and a duly executed and Medallion-guaranty-stamped assignment separate from certificate, in form reasonably satisfactory to the Purchaser, for the assignment and transfer of the Unrestricted Shares from Capstone to the Purchaser (the “Transfer Certificate Stock Power”), or (B) a duly-executed Twinlab share certificate, free of restrictive legend, representing the Unrestricted Shares and made out in the name of the Purchaser (the “New Certificate”), and (ii) an Option Agreement in the form of Exhibit A attached hereto, duly executed by Capstone, representing the Options.

(e)                If Capstone’s delivery on the Delivery Date under Section 1(d)((i)(A) above was of the Transfer Certificate and the Transfer Certificate Stock Power, then Capstone shall have no further obligations hereunder (except as set forth in the following sentence) with respect to the delivery of the Unrestricted Shares and the Purchaser shall have the responsibility to on or promptly following the Delivery Date deliver the Transfer Certificate and the Transfer Certificate Stock Power to Twinlab, requesting that Twinlab accordingly mark the Transfer Certificate “Cancelled,” and issue and deliver to the Purchaser a duly-executed Twinlab share certificate, free of restrictive legend, registered in the Purchaser’s name representing the Unrestricted Shares (and, if applicable, to issue and deliver to Capstone a duly-executed Twinlab share certificate registered in Capstone’s name representing the remainder shares). The parties agree to take all reasonable efforts to cause Twinlab to take such requested actions.

2.                  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Capstone that each of the following statements is true and correct as of the date of this Agreement:

(a)               The Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)               The execution and delivery by the Purchaser of this Agreement, and the consummation of the transaction contemplated hereby, will not (with or without due notice, lapse of time, or both) (i) conflict with or violate the provisions of any law or any judgment, decree, order, regulation, arbitration award or rule of any court or governmental authority; or (ii) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default or result in the acceleration of any obligation under, or result in the cancellation or modification of, or permit termination of, any material agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound (or, if the Purchaser is an entity, of the Purchaser’s charter documents).

(c)                The Purchaser is aware that the Units, the Options and the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Options are and the Restricted Shares would be deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act (“Rule 144”). The Purchaser also understands that the Options and the Restricted Shares are being offered and are being/would be sold pursuant to an

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exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement.

(d)               The Purchaser understands that the Options and the Restricted Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Twinlab, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations. The Purchaser acknowledges that it will not be allowed to tack Capstone’s holding period of the Options and/or the Restricted Shares to the Purchaser’s own holding period of the Restricted Shares for Rule 144 purposes.

(e)                The Purchaser acknowledges and agrees that the Options and the Restricted Shares are subject to restrictions on transfer set forth in Section 4 hereof.

(f)                 The Purchaser is obtaining/would obtain the Options and the Restricted Shares for investment purposes acting as a direct principal investor for the Purchaser’s own account and the Purchaser has no present intention of distributing or selling the Options and/or the Restricted Shares except as permitted under the Securities Act and applicable state securities laws.

(g)               The Purchaser has sufficient knowledge and experience in business and financial matters to evaluate Twinlab, its proposed activities and the risks and merits of this investment. The Purchaser has the ability to accept the high risk and lack of liquidity inherent in this type of investment.

(h)               The Purchaser has the capacity to protect its own interests in connection with the purchase of the Units, the Options and the Restricted Shares by virtue of its business or financial expertise.

(i)                 The Purchaser is an “accredited investor” as defined in the regulations under the Securities Act.

(j)                 The Purchaser has had an opportunity to review Twinlab’s SEC filings and to discuss Twinlab’s business, management and financial affairs with directors, officers and management of Twinlab. The Purchaser understands the significant risks of this investment.

(k)               The Purchaser acknowledges that there is only very light public trading in Twinlab common stock, and the quoted or bid/asked price of Twinlab common stock on the public market should not be taken as an indicator of the fair market value of Twinlab common stock nor as an indication that any substantial amount of (or any amount at all of) Twinlab common stock could be bought or sold by Capstone or the Purchaser on the public market at that or any other price.

(l)                 The Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of legal counsel and financial and tax advisers before executing this Agreement and fully understands all provisions of this Agreement.

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(m)             The Purchaser has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or any other similar payment in connection with this Agreement and will indemnify and hold Capstone harmless from any such payment alleged to be due by or through the Purchaser as a result of the action of the Purchaser or its agents.

3.                  Representations and Warranties of Capstone. Capstone hereby represents and warrants to the Purchaser that each of the following statements is true and correct as of the date of this Agreement:

(a)               Capstone has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Capstone’s part required for the lawful execution and delivery of this Agreement has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of Capstone enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b)               The execution and delivery by Capstone of this Agreement, and the consummation of the transaction contemplated hereby, will not (with or without due notice, lapse of time, or both) (i) conflict with or violate the provisions of any law or any judgment, decree, order, regulation, arbitration award or rule of any court or governmental authority; (ii) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default or result in the acceleration of any obligation under, or result in the cancellation or modification of, or permit termination of, any material agreement or instrument to which Capstone or Twinlab is a party or by which Capstone or Twinlab is bound; or (iii) conflict with or result in a breach of any provision of Twinlab’s articles of incorporation.

(c)                The sale of the Units, the Unrestricted Shares, the Options and the Restricted Shares hereunder is not and will not be subject to any rights of first offer or rights of first refusal that have not been properly waived or complied with as of the date of such sale.

(d)               Capstone has had an opportunity to review Twinlab’s SEC filings and to discuss Twinlab’s business, management and financial affairs with directors, officers and management of Twinlab.

(e)                Capstone acknowledges that there is only very light public trading in Twinlab common stock, and the quoted or bid/asked price of Twinlab common stock on the public market should not be taken as an indicator of the fair market value of Twinlab common stock nor as an indication that any substantial amount of (or any amount at all of) Twinlab common stock could be bought or sold by Capstone or the Purchaser on the public market at that or any other price.

(f)                 Capstone has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of legal counsel and financial and tax advisers before executing this Agreement and fully understands all provisions of this Agreement.

(g)               Capstone has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or any other similar payment in connection with this Agreement and will indemnify and hold the Purchaser harmless from any such payment alleged to be due by or through Capstone as a result of the action of Capstone or its agents.

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(h)               To Capstone’s actual knowledge, the authorized capital stock of Twinlab is as set forth in Twinlab’s SEC filings and the outstanding capital stock of Twinlab is as set forth in Twinlab’s SEC filings.

(i)                 Assuming the accuracy of the Purchaser’s representations and warranties contained herein, the offer and sale of the Units, the Unrestricted Shares, the Options and the Restricted Shares to the Purchaser will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Capstone nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any Units, Options, Restricted Shares or other shares of common stock of Twinlab to any person or persons so as to bring the sale of the Units, Options and the Restricted Shares by Capstone to the Purchaser within the registration provisions of the Securities Act or any state securities laws.

(j)                 When registered in the name of the Purchaser, the Unrestricted Shares and the Options will be (and, upon due exercise of the Options, the Restricted Shares would be) validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances created by any action or inaction of Capstone; provided, however, that the Options and the Restricted Shares may be subject to restrictions on transfer under Section 4 hereof, or under state and/or federal securities laws at the time a transfer is proposed.

4.                  Restrictions on Transfer.

(a)               The Purchaser hereby agrees (for the benefit of Capstone and also for the benefit of Twinlab as an intended third party beneficiary) not to make any disposition of all or any portion of the (pre-detachment) Units, the Options and the Restricted Shares unless and until:

(i)                 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)               (A) The Purchaser shall have notified Twinlab of the proposed disposition and shall have furnished Twinlab with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Twinlab, the Purchaser shall have furnished Twinlab with an opinion of counsel, reasonably satisfactory to Twinlab, that such disposition will not require registration of such shares under the Securities Act. It is expected that Twinlab will request opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b)               The Purchaser hereby acknowledges and agrees (for the benefit of Capstone and also for the benefit of Twinlab as an intended third party beneficiary) that Twinlab shall not be required (i) to transfer on its books any of the Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as the owner of such Restricted Shares or to accord the right to vote or to pay dividends to any transferee to whom such Restricted Shares shall have been so sold or transferred in violation of any of the provisions set forth in this Agreement, and that Capstone shall not be required (iii) to transfer on its books any of the Options which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (iv) to treat as the owner of such Options or to accord the right to exercise such Options to any transferee to whom such

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Options shall have been so sold or transferred in violation of any of the provisions set forth in this Agreement.

5.                  Restrictive Legends.

All certificates representing the Restricted Shares shall have endorsed thereon the following legends (or legends to a similar effect):

(a)               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)               Any legend required under applicable state securities laws.

6.                  Miscellaneous.

(a)               Twinlab Neutrality. The parties expressly acknowledge that Twinlab has not recommended to Capstone or to the Purchaser that Capstone or the Purchaser enter into this Agreement and the transaction contemplated hereby, is not guaranteeing or vouching for the performance of any party, is not making any representation or warranty or covenant to any party in connection with this Agreement, and wishes not to “take sides” between the parties or to undertake any duty to one party as against another. Twinlab is not a party to this Agreement (although it is an express third-party beneficiary of certain provisions of this Agreement) and is not bound by this Agreement. The purchase price for the Units, the Unrestricted Shares, the Options and the Restricted Shares was determined by arms-length negotiation between Capstone and the Purchaser.

(b)               Further Assurances. The parties agree to execute such further instruments and to take all such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c)                Adjustments. For all purposes of this Agreement, the number, exercise price and type of Twinlab securities shall be appropriately adjusted for any Twinlab stock split, reverse stock split, stock dividend, recapitalization or reorganization occurring after the date of this Agreement.

(d)               Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by electronic mail or express courier, or three days after deposit with the United States Postal Service, with postage prepaid, addressed to the other party hereto at its address or electronic mail number hereinafter shown below its signature or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.

(e)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f)                 Successors and Assigns. Subject to the restrictions on transfer herein set forth, this Agreement shall inure to the benefit of and shall be binding upon the Purchaser, Capstone and their respective successors and assigns.

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(g)               Entire Agreement; Nonreliance. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous agreements or understandings, whether written or oral, with respect to the subject matter of this Agreement. No representations or warranties have been made to the Purchaser by Capstone (or by Twinlab or anyone else) or to Capstone by the Purchaser (or by Twinlab or anyone else) other than as expressly set forth in this Agreement, and each respective party hereby disclaims reliance on any representations or warranties or other statements which may have been made to it by the other party (or by Twinlab or anyone else) other than as expressly set forth in this Agreement.

(h)               Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the affected portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be interpreted as if such portions/provisions were so excluded and shall be enforceable in accordance with its terms.

(i)                 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Either or both parties may execute this Agreement by scanned signature in PDF format, and any such scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

(j)                 Amendment and Waiver. This Agreement may not be amended, modified, waived or terminated, except in writing.

(k)               Survival. The respective parties’ representations and warranties shall all survive the Payment Date and the Delivery Date and the consummation of the transaction contemplated by this Agreement.

(l)                 Pronouns. It is agreed that where applicable the singular shall be deemed to include the plural or vice versa, and pronouns with a masculine, feminine or neutral gender shall be deemed to include another appropriate gender.

(m)             Expenses. Each party shall pay all costs and expenses that it respectively incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(n)               Delays or Omissions; Waivers; Remedies. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, whether arising under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties hereto have executed this Third-Party Investment Units Purchase Agreement as of the date first above written.

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CAPSTONE

Capstone Financial Group, Inc., a Nevada corporation

By: __________________________

Darin R. Pastor, Chief Executive Officer

Address: 8600 Transit Road

East Amherst, NY 14051

Email: dpastor@capstonefg.com

PURCHASER

________________________________________
Signature
Name: _______________________________
____________________________________
Signature
Name: _______________________________

SSN/FEIN:____________________________

SSN/FEIN:____________________________
Address: _____________________________

____________________________________
Email: ______________________________

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EXHIBIT A

FORM OF OPTION AGREEMENT

THE SECURITIES REPRESENTED BY AND UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (A) SUCH TRANSFER IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) SUCH TRANSFER IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT, THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

OPTION AGREEMENT TO PURCHASE THIRD-PARTY COMMON STOCK

Issue Date_______ __, 2015

THIS OPTION AGREEMENT CERTIFIES THAT, for value received, __________ (“Holder”) is entitled to purchase from Capstone Financial Group, Inc., a Nevada corporation (“Capstone”), up to _____ validly-issued, fully-paid and nonassessable shares of the common stock (the “Restricted Shares”) of Twinlab Consolidated Holdings, Inc., a Nevada corporation (“Twinlab”), at an exercise price of $1.00 per Restricted Share (the "Option Price"), all as may be adjusted from time to time pursuant to Section 3 of this Option, subject to the provisions and upon the terms and conditions set forth of this Option.

1.                  TERM. This Option is exercisable, in whole or in part at any time commencing on the Issue Date and ending on the third anniversary of the Issue Date, and the Option shall terminate upon such third anniversary of the Issue Date; provided, that if before such third anniversary Twinlab or its business is acquired for or at a value of less than $1.00 per share of Twinlab common stock, the Option shall terminate immediately upon such acquisition.

2.	EXERCISE.

(a)   Method of Exercise. Holder may exercise this Option by delivering this original Option and a duly executed Notice of Exercise in substantially the form of Appendix 1, attached hereto and incorporated herein by this reference, to the principal office of Capstone. Holder shall also deliver to Capstone payment by wire transfer of immediately available United States funds to an account designated by Capstone or by check for the aggregate Option Price for the Restricted Shares being purchased. Exercise shall not be deemed effective unless and until each of the original Option, the duly executed Notice of Exercise and the Option Price payment have been received by Capstone.

(b)               Delivery of Certificate and New Option. Promptly after (but within five business days after) Holder exercises this Option, Capstone shall deliver to Holder certificates for the Restricted Shares acquired and, if this Option has not been fully exercised and has not expired, a new Option of like tenor representing the Restricted Shares not so acquired.

(c)                Replacement of Options. On receipt of evidence reasonably satisfactory to Capstone of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Capstone or, in the case of mutilation, on surrender and cancellation of this Option, Capstone at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor.

3.	ADJUSTMENT TO THE RESTRICTED SHARES.

(a)               Stock Dividends, Splits, Reverse Splits. If Twinlab subdivides or combines its outstanding common stock into a greater or lesser amount of common stock, or pays a dividend of common stock on common stock, then upon exercise of this Option, for each Restricted Share acquired, Holder shall receive, without extra cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Restricted Shares of record as of the date the subdivision, combination (reverse split) or stock dividend occurred. The Option Price shall be adjusted accordingly.

(b)   Reclassification, Exchange or Substitution. Upon any reclassification exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Option, or any reorganization, consolidation, or merger of Twinlab or any sale, conveyance or other disposition of all or substantially all of the property or business of Twinlab, Holder shall be entitled to receive, upon exercise of this Option, the number and kind of securities and property that Holder would have received for the Restricted Shares if this Option had been exercised immediately before such reclassification, exchange, substitution, or such reorganization, consolidation or merger, or such sale, conveyance or other disposition. Capstone shall promptly issue to Holder, in exchange for this Option Agreement, a new replacement Option for such new securities or other property. The new Option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 3 including, without limitation, adjustments to the Option Price and to the number of securities or property issuable upon exercise of the new Option. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or to successive reorganizations, consolidations or mergers, or successive sales, conveyances or other dispositions of all or substantially all of the property or business.

(c)    Fractional Shares. No fractional Restricted Shares shall be issuable upon exercise or conversion of the Option and the number of Restricted Shares to be issued shall be rounded down to the nearest whole Restricted Share. If fractional share interest arises upon any exercise or conversion of the Option, Capstone shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Restricted Share.

(d)               Certificate as to Adjustments. Upon each adjustment of the Option Price or the number of Restricted Shares issuable upon the exercise of the Option, Capstone at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. Capstone shall, upon written request, furnish Holder a certificate setting forth the new number of Restricted Shares issuable under the Option, and if necessary, the Option Price in effect upon the date thereof and the series of adjustments leading to such change in the number of Restricted Shares issuable under the Option and/or in the Option Price.

4.	MISCELLANEOUS

(a)   Third-Party Investment Units Purchase Agreement. This Option is issued pursuant to, and is subject to the terms and conditions of, and the Restricted Shares issuable upon the exercise of this Option shall be subject to the terms and conditions of, a Third-Party Investment Units Purchase Agreement entered into on or shortly before the Issue Date between Capstone and Holder.

(b)   Twinlab Is Not a Party. Holder, by acceptance of this Option, acknowledges that Twinlab is not a party to this Option and has no contractual obligations with respect to this Option.

(c)    Securities-Law Status. Holder, by acceptance of this Option, acknowledges that the Restricted Shares have not been registered under the Securities Act of 1933, are “restricted securities” under the Securities Act of 1933 and shall bear a customary securities-law restrictive legend, and cannot be transferred by Holder except upon registration thereof under the Securities Act of 1933 or an exemption from such registration.

(d)   Transfer of Option. Until actual delivery to Capstone’s principal office of this original Option accompanied by a duly endorsed instrument of transfer in a form reasonably acceptable to Capstone, Capstone may treat Holder as the sole record and beneficial holder of the Option for all purposes whatsoever, regardless of any notice given or received to the contrary.

(e)                No Rights as Shareholder Until Exercise. This Option does not entitle Holder to any voting rights or other rights as a stockholder of Twinlab before the Restricted Shares have been issued of record to Holder, which might not occur until the fifth business day after the exercise hereof.

(f)                 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next business day; (c) three business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Capstone at its principal place of business or to Holder at Holder’s address as shown in Capstone’s records, or to such other address as such party may designate by ten days’ advance written notice to the other.

(g)               Amendment and Waiver. Any term of this Option may be amended or waived only with the written consent of Capstone and the holder of the Option. Any amendment or waiver effected in accordance with this Section shall be binding upon Capstone, such holder and each and every transferee of the Option or Restricted Shares.

(h)               Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

IN WITNESS WHEREOF, Capstone has executed this Option Agreement as of the date first above written.

CAPSTONE FINANCIAL GROUP, INC.

By: __________________________

Darin R. Pastor, Chief Executive Officer

Address: 8600 Transit Road

East Amherst, NY 14051

Email: dpastor@capstonefg.com

PURCHASER

________________________________________
Signature
Name: _______________________________
____________________________________
Signature
Name: _______________________________

SSN/FEIN:____________________________

SSN/FEIN:____________________________
Address: _____________________________

____________________________________
Email: ______________________________

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase from Capstone Financial Group, Inc. _____ shares of Common Stock of Twinlab Consolidated Holdings, Inc. pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

_______________________

(Name)

________________________

(Address l)

________________________

(Address 2)

3. Said shares are “restricted securities” under the Securities Act of 1933 and shall bear a customary securities-law restrictive legend. The undersigned represents the undersigned is acquiring the shares solely for the undersigned’s own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

____________________________

(Signature)

____________________________

(Date)